EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement of Schedule 13G (including amendments thereto) with respect to the common stock, par value US$0.001, of The Providence Service Corporation, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

PALLADIUM EQUITY PARTNERS III, L.P.

By:	Palladium Equity Partners III, L.L.C.,
Its General Partner

By:	/s/ Marcos A. Rodriguez
Name: Marcos A. Rodriguez
Title: Managing Member

PALLADIUM EQUITY PARTNERS III, L.L.C.

By:	/s/ Marcos A. Rodriguez
Name: Marcos A. Rodriguez
Title: Managing Member

MARCOS A. RODRIGUEZ

By:	/s/ Marcos A. Rodriguez
Name: Marcos A. Rodriguez